EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-205564) pertaining to the MeadWestvaco Corporation Savings and Employee Stock Ownership Plan for Bargained Hourly Employees, MeadWestvaco Corporation 2005 Performance Incentive Plan, as Amended and Restated, MeadWestvaco Corporation Compensation Plan for Non-Employee Directors, MeadWestvaco Corporation Deferred Income Plan, MeadWestvaco Corporation 1996 Stock Option Plan, RockTenn Amended and Restated 2004 Incentive Stock Plan, RockTenn 2004 Incentive Stock Plan, RockTenn (SSCC) Equity Incentive Plan and RockTenn Supplemental Retirement Savings Plan, and

(2)	Registration Statement (Form S-8 No. 333-209343) pertaining to WestRock Company 2016 Incentive Stock Plan and the WestRock Company Employee Stock Purchase Plan;

of our reports dated November 23, 2016, with respect to the consolidated financial statements of WestRock Company and the effectiveness of internal control over financial reporting of WestRock Company included in this Annual Report (Form 10-K) of WestRock Company for the year ended September 30, 2016.

/s/ Ernst & Young LLP
Atlanta, Georgia
November 23, 2016